U.S. SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                  FORM 8-K

                                CURRENT REPORT


PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2000

                                    eCom.com, Inc.
            (Exact name of registrant as specified in its charter)


                                          Nevada
                       (State or jurisdiction of  incorporation
                                    or organization)

                                        000-9071
                               (Commission File Number)

                                       74-2026624
                     (I.R.S. Employer Identification Number)

3900 Birch Street, Suite 113, Newport Beach, California              92660
   (Address of principal executive offices)                        (Zip Code)

                   Registrant's telephone number:  (877) 613-3131


         (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OF ASSETS.

By an Acquisition Agreement dated June 5, 2000, the Registrant acquired all of the proprietary software and software rights to the Web Meta Crawler Search Engine "esearchb2b.com" from Rukos Security Advice AG, a German corporation. The Registrant agreed to pay the sum of $1,250,000 for such acquisition. This acquisition was financed by Xanthos Management Corporation through an on-going debenture between this firm, which is controlled by the President of the Registrant, and the Registrant.

ITEM 5.  OTHER EVENTS.

At a duly called annual meeting of shareholders of the Registrant on October 29, 1998, the redomicile of the company to the State of Nevada by merging with a Nevada corporation was approved by a majority of the shareholders entitled to vote (appearing either in person or by proxy). On June 5, 2000, an Agreement and Plan of Merger between eCom.com, Inc., a Colorado corporation, and eCom.com, Inc., a Nevada corporation, was executed by an authorized signatory of each company. On August 14, 2000, Articles of Merger were filed with the Nevada Secretary of State, which formally resulted in the redomicile of the Registrant to the State of Nevada.

                                SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           eCom.com, Inc.



Dated: August 18, 2000                     By: /s/  Sidney B. Fowlds
                                           Sidney B. Fowlds, President

                                 EXHIBIT INDEX

Exhibit                   Description
No.
2       Agreement and Plan of Merger between, dated June 5, 2000
       (see below).

10      Acquisition Agreement between the Registrant and Rukos
        Security Advice AG, dated June 5, 2000 (see below).